UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                  February 1, 2018

ML WINTON FUTURESACCESS LLC
 (Exact name of registrant as specified in its charter)

Delaware	0-51084	20-1227904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
250 Vesey Street, 11th Floor
New York, NY 10281
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement.

(a)(1)            ML Winton FuturesAccess LLC (the “Registrant”), Merrill Lynch Alternative Investments LLC (“MLAI”), WNTN FuturesAccess Ltd. (“WNTN”) and Winton Capital Management Limited (the “Trading Advisor”) are parties to an Amended and Restated Advisory Agreement dated as of February 27, 2015 as amended by an amendment to the Advisory Agreement dated as of April 30, 2015 (the “Advisory Agreement”).  MLAI is the sponsor and manager of the Registrant.

On February 1, 2018, the Registrant, MLAI, WNTN and the Trading Advisor entered into  an amendment to the Advisory Agreement (the “ Amendment”).   The Amendment is being filed as an exhibit to this report.

The effective date of the Amendment is January 3, 2018.

(2)            The Amendment reflects recent changes under the European Union’s revised Markets in Financial Instruments Directive (commonly known as “MiFID II”), which was effective on and after January 3, 2018.  MiFID II, among other things,  governs investment advisory agreements and requires such agreements to contain certain provisions.  The Amendment is intended to allow the Trading Advisor to comply with these new requirements under MiFID II.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment to Advisory Agreement dated as of February 1, 2018 among ML Winton FuturesAccess LLC, Merrill Lynch Alternative Investments LLC, WNTN FuturesAccess Ltd. and Winton Capital Management Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML WINTON FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC, its manager

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Position: Chief Financial Officer

Date:  February 7, 2018